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                        VERISIGN, INC. AND SUBSIDIARIES

                                 EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS
                       (VeriSign, Inc. and Subsidiaries)

The Board of Directors and Stockholders
VeriSign, Inc.:

We consent to incorporation by reference in the registration statements
(Nos. 333-45237, 333-46803, 333-58583 and 333-82941) on Form S-8 and
registration statements (Nos. 333-74393, 333-77433 and 333-89991) on Form S-3 of VeriSign, Inc. of our report dated January 14, 2000, relating to the consolidated balance sheets of VeriSign, Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears herein.

                                                            /s/ KPMG LLP

Mountain View, California
March 10, 2000

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